EXHIBIT 99.1
                                 ------------

                 Computational Materials and/or ABS Term Sheet



                                 CWALT 05-29CB
                             Whole Loan 30YR Alt-A

AAA Size                                            $265MM approx.

Conforming Balance                                       100%

Fixed-Rate Interest Only Loans                           100%
             1) 10yr IO / 20yr Amortization           90 - 95% approx.
             2) 15yr IO / 15yr Amortization            5 - 10% approx.

GWAC                                                    6.15% +/-10bps

WAM                                                      358 +/- 2 months

Avg Loan Balance                                      $200K approx.    +/- 5

California                                            18.0% approx.    +/- 10

SF / PUD                                              90.0% approx.    +/- 10

Cashout                                               34.0% approx.    +/- 10

WA FICO                                                 721 approx.    +/- 10

WA LTV                                                 74.0% approx.   +/- 10

Non Owner                                               4.0% approx.

AAA Ratings                                    2 of 3 (S&P, Moodys. Fitch)

Estimated Subordination Level                           4.50% approx.

Pricing Speed                                           100% PPC

Settlement Date                                       05/31/05




                           All numbers approximate.
                  All tranches subject to 10% size variance.
                               10% Cleanup Call
                                [LOGO OMITTED]

The information herein has been provided solely by UBS Securities LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Securities LLC.

Loan Purpose:             No Cash-Out Refi                       56.1% approx.
                          Purchase                               25.7% approx.
                          Other                                  18.2% approx.

Doc. Type                 Full/Alt                               96.2% approx.
                          Other                                   3.8% approx.

Property Type             SF/PUD                                 93.8% approx.
                          Other                                   6.2% approx.

Occupancy                 Primary                                96.8% approx.
                          Secondary                               2.5% approx.
                          Investor                                0.7% approx.




     56.0000%                56.5100%
     26.0200%                24.4600%
     17.9700%                19.0300%

     97.1400%                92.1500%
      2.8500%                 7.8500%

     95.2700%                87.9800%
      4.7300%                12.0200%

     97.0300%                95.6000%
      2.4100%                 3.0600%
      0.5600%                 1.3400%